Exhibit 5.2

[LAW FIRM LETTERHEAD]

July 19, 2017

Wabtec Corporation

1001 Air Brake venue

Wilmerding, PA 15148

Ladies and Gentlemen:

We have acted as special Missouri Counsel to Aero Transportation Products, Inc. f/k/a Aero Plastics of Kansas City, a Missouri corporation (“ATP”); as special Virginia counsel to Longwood Elastomers, Inc., a Virginia corporation (“Longwood”); as special Tennessee counsel to RCL, L.L.C., a Tennessee limited liability company (“RCL”); as special Wisconsin counsel to Young Touchstone Company, a Wisconsin Corporation (“YTC”); and as special Ohio counsel to (i) Durox Company, an Ohio corporation (“Durox”) and (ii) Schaefer Equipment, Inc., an Ohio corporation (“Schaefer” and together with ATP, Longwood, RCL, YTC and Durox, the “Designated Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Westinghouse Air Brake Technologies Corporation., a Delaware corporation (the “Company”), on or about July 7, 2017, and the guarantors named therein (the “Guarantors”), including the Designated Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the exchange by the Company of up to $750,000,000 aggregate principal amount of the Company’s 3.450 % Senior Notes due 2026 (the “Exchange Notes”) to be offered in exchange for any and all of our outstanding 3.450% Senior Notes due 2026 that are validly tendered and not withdrawn prior to the expiration of the exchange offer (the “Original Notes”), and (b) the related guarantees of the Exchange Notes by the Designated Guarantors (the “Guarantees” and together with the Exchange Notes, the “Offered Securities”).

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the prospectus forming a part thereof (the “Prospectus”) and the exhibits filed therewith; (ii) the Indenture by and between the Company and Wells Fargo Bank, National Association as trustee (“Trustee”) dated August 8, 2013, as amended from time to time and most recently by the Sixth Supplemental Indenture dated June 21, 2017, by and between the Company, the subsidiary guarantors named therein and Trustee (collectively, the “Indenture”), (iii) the Purchase Agreement, dated October 31, 2016, by and between the purchasers listed on Schedule A thereto and the guarantors listed on Schedule B thereto (the “Purchase Agreement”), (iv) the Registration Rights Agreement, dated November 3, 2016, by and between the Company, the guarantors listed on Schedule 1 thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several initial purchasers named in the Purchase Agreement (v) the respective Certificates of Incorporation or Formation of the Designated Guarantors; (vi) the respective bylaws or Operating Agreements of the Designated Guarantors; (vii) resolutions adopted by the respective boards of directors or managers of the Designated Guarantors authorizing issuance of the Guarantees; (viii) the respective secretary’s certificates of the Designated Guarantors; and (ix) certificates of existence and/or good standing for each of the Designated Guarantors. We have (a) made such other investigation as we have deemed appropriate for the purpose of rendering this opinion and (b) examined and relied upon certificates of public officials and of officers of the Designated Guarantors. We have not independently established any of the facts so relied on in rendering the opinions stated herein.

For the purposes of this opinion letter, we further have made the assumptions that: (i) each document submitted to us, and the information contained therein, is accurate, true and complete; (ii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of such documents; and (iii) all signatures on each document examined by us are genuine; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (v) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records reviewed by us are accurate and complete; (vi) a prospectus supplement will have been prepared and filed with the SEC describing the Exchange Notes offered thereby; (vii) the Indenture and any supplemental indentures relating to the Exchange Notes will each be duly authorized, executed and delivered by the parties thereto; (viii) the Company and each Guarantor not constituting a Designated Guarantor is validly existing and in good standing under the laws of the state in which it is formed or incorporated; (ix) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. We also have assumed for purposes of this opinion letter that each natural person signing any document reviewed by us had the legal capacity to do so, and that each party to the documents we have examined or relied upon (other than the Designated Guarantors) has the legal capacity and/or appropriate corporate authority, and has satisfied all legal requirements applicable to that party, to the extent necessary to make such documents enforceable against it. Additionally, we have, with your consent, assumed and not verified that each Intermediate Subsidiary (defined below) has taken all actions, and signed all documents and instruments, in a manner consistent with and permitted by each of their respective organizational, charter, governing and/or constitutional documents, which we have not reviewed or inspected in any manner, necessary to (a) authorize and approve the execution, filing and performance, as applicable, of the Registration Statement, Prospectus and all other documents, instruments or filings contemplated by and necessary to effect the transactions contemplated by the Registration Statement, and (b) permit and authorize the Designated Guarantors to do the same. In making the assumption set forth in the immediately preceding sentence, we have relied on the accuracy and completeness of the representations and warranties set forth in the Registration Statement, Prospectus and other documents and instruments contemplated thereby and therein. For the purposes of this Opinion “Intermediate Subsidiary” shall mean any partial or wholly-owned subsidiary of the Company, which is also a member or shareholder of any of the Designated Guarantors.

The opinions expressed in this opinion letter are limited to the laws of the state of Missouri (insofar as the opinions relate to ATP), the laws of the Commonwealth of Virginia (in so far as the opinions relate to Longwood), the laws of the state of Tennessee (insofar as the opinions relate to RCL), the laws of the state of Wisconsin (insofar as the opinions relate to YTC), and the laws of the State of Ohio (insofar as the opinions relate to Durox and Schaefer), including the applicable provisions of such states’ respective Constitutions, and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of federal law, the laws of any states other than Missouri, Tennessee, Wisconsin Ohio or the Commonwealth of Virginia, or the laws of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1. Each Designated Guarantor is validly existing as a corporation or limited liability company, as applicable, under the laws of such Designated Guarantor’s respective state of incorporation or formation.

2. Each Designated Guarantor has the requisite corporate or limited liability company power and authority to execute and deliver the Indenture, which includes the Guarantees, and to perform its obligations thereunder.

3. Each Designated Guarantor has authorized the execution, delivery and performance of the Indenture, which includes the Guarantees, by all necessary corporate and limited liability company action.

4. Each of the Designated Guarantors has duly executed and delivered the Indenture.

5. The execution and delivery of the Indenture, the issuance of the Guarantees, and the performance by the Designated Guarantors of its obligations under the Indenture, which includes the Exchange Guarantees, do not violate any provision of the organizational documents which we have reviewed of the respective Designated Guarantors or the applicable laws of the state of Missouri, in the case of ATP, the Commonwealth of Virginia, in the case of Longwood, the state of Tennessee, in the case of RCL, the state of Wisconsin, in the case of YTC or the State of Ohio, in the case of Durox and Schaefer.

6. No governmental approval by any governmental authority of the state of Missouri, the Commonwealth of Virginia, the state of Tennessee, the state of Wisconsin or the State of Ohio is required to authorize, or is required for, the issuance of the Guarantees by the Designated Guarantors.

7. When (a) all corporate action necessary to approve the issuance and terms of the Guarantees to be issued by the Designated Guarantors have been taken, (b) the Company’s outstanding Original Notes have been exchanged in the manner described in the Registration Statement, (c) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, and (d) all applicable provisions of “blue sky” laws have been complied with, the Guarantees to which the Designated Guarantors are parties will be validly issued.

The opinions expressed herein are qualified in the following respects:

1. The opinion expressed in numbered paragraph 1 above with respect to the existence and/or good standing of each of the Designated Guarantors is based solely on the certificates of existence and/or good standing obtained from the secretaries of state or other appropriate regulators for the states of Missouri, Tennessee, Wisconsin, and Ohio and the Commonwealth of Virginia, as of the date of the applicable certificate for each Designated Guarantor.

2. Although attorneys in our firm are licensed to practice law in a variety of jurisdictions, only those admitted to the bars in the state of Missouri, the Commonwealth of Virginia, the State of Tennessee, the state of Wisconsin and state of Ohio have been involved in the issuance of this opinion, and we express no opinion as to the laws of any jurisdiction other than the state of Missouri, the Commonwealth of Virginia, the state of Tennessee, the state of Wisconsin, and the State of Ohio. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

3. We express no opinion as to the enforceability of provisions of the Guarantees that (a) bind the Designated Guarantors as principal obligor or (b) preserve the obligations of the Designated Guarantors despite any modification of the principal obligations in a manner prejudicial to the Designated Guarantors without their consent or the illegality, invalidity or unenforceability of the principal obligations against the principal obligors for reasons other than their bankruptcy or incapacity.

4. With respect to the opinions stated herein, we have relied upon representations made to us in the certificates from officers of the Designated Guarantors.

5. We express no opinion concerning any waiver of the right of subrogation contained in the Guarantees as well as certain other waivers contained therein that cannot be effectively waived under applicable law. We express no opinion as to the effectiveness of any provisions in the Guarantees purporting to automatically reinstate any indebtedness that is subject to avoidance as a preference or fraudulent conveyance in any bankruptcy action.

6. We express no opinion as to the effect, due execution, delivery or enforceability of the documents described herein, or any provision contained within any such document. Furthermore, no opinion whatsoever is expressed herein as to compliance by any party, person or entity with any state blue sky laws or with antifraud or other provisions of any federal or state securities laws.

7. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

The foregoing opinions are rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in law which may hereafter occur. The opinions expressed in this letter are provided as legal opinions only and not as guaranties or warranties of the matters discussed herein. Subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, K&L Gates LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement, the exhibits filed therewith or the Prospectus and, except for the opinions contained herein, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Commission of the Registration Statement or the Prospectus with respect to the registration of the Exchange Notes and assume no responsibility for the contents of any such material.

We hereby consent to the reference to Dinsmore & Shohl LLP under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.

Yours truly,

/s/ Dinsmore & Shohl LLP
Dinsmore & Shohl LLP

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